AGREEMENT AND PLAN OF REORGANIZATION
This AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of the 1st day of October 2021, by and between the Global X Funds, a Delaware statutory trust (the “Trust”), on behalf of its series, the Global X FTSE Nordic Region ETF (the “Acquiring Fund”), with its principal place of business at 605 Third Avenue, 43rd Floor, New York, NY 10158, and the Trust, on behalf of its series, the Global X MSCI Norway ETF (the “Target Fund”), with its principal place of business at 605 Third Avenue, 43rd Floor, New York, NY 10158, and, solely for purposes of Paragraph 9.2 hereof, Global X Management Company LLC (the “Adviser”). The Acquiring Fund and the Target Fund are sometimes referred to collectively herein as the “Funds” and individually as a “Fund.” Except for the Funds, no other series of the Trust are parties to this Agreement.
This Agreement is intended to constitute a plan of a “reorganization,” as defined in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder. The reorganization (the “Reorganization”) will consist of (1) the transfer of all of the assets of the Target Fund to the Acquiring Fund solely in exchange for (A) the issuance of full shares of beneficial interest of the Acquiring Fund (collectively, the “Acquiring Fund Shares” and each, an “Acquiring Fund Share”) to the Target Fund, as well as cash equal in value to fractional shares of the Acquiring Fund otherwise resulting from the Reorganization and (B) the assumption by the Acquiring Fund of all of the liabilities of the Target Fund on the closing date of the Reorganization (the “Closing Date”), and (2) the distribution by the Target Fund, on or promptly after the Closing Date as provided herein, of the Acquiring Fund Shares (and cash in lieu of fractional shares, if any) to the shareholders of the Target Fund in complete liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement. The parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
WHEREAS, the Trust is a registered investment company classified as a management company of the open-end type; and
WHEREAS, the Acquiring Fund is authorized to issue shares of beneficial interest; and
WHEREAS, the Board of Trustees of the Trust (the “Board”) has determined that the Reorganization is in the best interests of the Acquiring Fund shareholders and the Target Fund shareholders, respectively, and is not dilutive of the interests of those shareholders.
NOW, THEREFORE, in consideration of the premises of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.    TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND ASSUMPTION OF THE ASSUMED LIABILITIES; LIQUIDATION AND TERMINATION OF THE ACQUIRED FUND.
1.1    Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Target Fund will transfer all of its assets as set forth in Paragraph 1.2 (the “Acquired Assets”) to the Acquiring Fund free and clear of all liens and encumbrances (other than those arising under the Securities Act of 1933, as amended (the “Securities Act”), liens for taxes not yet due and contractual restrictions on the transfer of the Acquired Assets) and the Acquiring Fund agrees in exchange therefor: (i) to issue to the Target Fund the number of full Acquiring Fund Shares, and cash in lieu of fractional Acquiring Fund Shares, of each class with an aggregate net asset value (“NAV”) equal to the NAV of the Target Fund attributable to the corresponding class of the Target Fund’s shares, as determined in the manner set forth in Paragraphs 2.1 and 2.2; and (ii) to assume all of the liabilities and obligations of the Target Fund, whether accrued or contingent, known or unknown, existing at the Closing Date (collectively, the “Assumed Liabilities”). Such transactions shall take place at the Closing (as defined in Paragraph 3.1 below).
1.2    (a)     The Acquired Assets shall consist of all of the Target Fund’s property, including, without limitation, all portfolio securities and instruments, dividends and interest receivables, cash, goodwill, contractual rights and choses in action of the Target Fund or the Trust in respect of the Target Fund, all other intangible property owned by the Target Fund, originals or copies of all books and records of the Target Fund, and all other assets of the Target Fund on the Closing Date. The Acquiring Fund shall also be entitled to receive copies of all records that the Target Fund is required to maintain under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules of the Securities and Exchange Commission (the “Commission”) promulgated thereunder to the extent such records pertain to the Target Fund.
(b)    The Target Fund has provided the Acquiring Fund with a list of all of the Target Fund’s securities and other assets as of the date of execution of this Agreement, and the Acquiring Fund has provided the Target Fund with a copy of the current fundamental investment policies and restrictions and fair value procedures applicable to the Acquiring Fund. The Target Fund reserves the right to sell any of such securities or other assets before the Closing Date (except to the extent sales may be limited by representations of the Target Fund contained herein or in the Target Fund Tax Representation Certificate and made in connection with the issuance of the tax opinion provided for in Paragraph 8.4 hereof) and agrees not to acquire any portfolio security that is not an eligible investment for, or that would violate an investment policy or restriction of, the Acquiring Fund.
1.3    The Target Fund will endeavor to discharge all of its known liabilities and obligations that are or will become due prior to the Closing.
1.4    On or as soon after the Closing Date as is conveniently practicable (the “Liquidation Date”), the Trust shall liquidate the Target Fund and distribute pro rata to its shareholders of record, determined as of the close of regular trading on the New York Stock Exchange on the Closing Date (the “Target Fund Shareholders”), the Acquiring Fund Shares received by the Target Fund pursuant to Paragraph 1.1 hereof. Each Target Fund Shareholder shall receive the number of full Acquiring Fund Shares and cash in lieu of fractional Acquiring Fund Shares of the class corresponding to the class of shares of beneficial interest in the Target Fund (the “Target Fund Shares”) held by such Target Fund Shareholder that have an aggregate NAV equal to the aggregate NAV of the Target Fund Shares held of record by such Target Fund Shareholder on the Closing Date. Such liquidation and distribution will be accomplished by the Trust, on behalf of the Acquiring Fund, distributing cash in lieu of fractional Acquiring Fund Shares and transferring the Acquiring Fund Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund established and maintained by the Acquiring Fund’s transfer agent in the names of the Target Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due the Target Fund Shareholders. The Trust shall preserve evidence of such liquidation and distribution. All issued and outstanding Target Fund Shares will simultaneously be cancelled on the books of the Target Fund, and the Target Fund will be dissolved. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.
1.5    Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent. Any certificates representing ownership of Target Fund Shares that remain outstanding on the Closing Date shall be deemed to be cancelled and shall no longer evidence ownership of Target Fund Shares.
1.6    Any transfer taxes payable upon issuance of Acquiring Fund Shares in a name other than the registered holder of the Target Fund Shares on the books of the Target Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7    Any reporting responsibility of the Trust with respect to the Target Fund for periods ending on or before the Closing Date, including, but not limited to, the responsibility for filing of regulatory reports, or other documents with the Commission, any state securities commissions, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.
2.    VALUATION
2.1    The NAV per share of each class of the Acquiring Fund Shares and the NAV per share of each class of the Target Fund shall, in each case, be determined as of the close of regular trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern time) on the Closing Date (the “Valuation Time”). The Adviser shall compute the NAV per Acquiring Fund Share in the manner set forth in the Trust’s Declaration of Trust (the “Declaration”) or By-Laws, and the Acquiring Fund’s then-current prospectus and statement of additional information. The Adviser shall compute the NAV per share of the Target Fund in the manner set forth in the Declaration or By-Laws, and the Target Fund’s then-current prospectus and statement of additional information. The Adviser shall confirm to the Acquiring Fund the NAV of the Target Fund.
2.2    The number of shares of each class of Acquiring Fund Shares to be issued (including cash in lieu of fractional shares) in exchange for the Acquired Assets and the assumption of the Assumed Liabilities shall be determined by the Adviser by dividing the NAV of the Target Fund attributable to each class of the Target Fund’s shares, as determined in accordance with Paragraph 2.1, by the NAV of an Acquiring Fund Share of the corresponding class, as determined in accordance with Paragraph 2.1.
2.3    The Acquiring Fund and the Target Fund shall cause the Adviser to deliver a copy of its valuation report to the other party at Closing (as defined in Paragraph 3.1). All computations of value shall be made by the Adviser or its agents in accordance with its regular practice as pricing agent for the Acquiring Fund and the Target Fund.
3.    CLOSING AND CLOSING DATE
3.1    The Closing Date shall be October 29, 2021, or such other earlier or later date as the parties may agree. All acts necessary to consummate the Reorganization (the “Closing”) shall be deemed to take place simultaneously as of 5:00 p.m. (Eastern time) on the Closing Date unless otherwise agreed by the parties. The Closing shall be held at the offices of the Global X Funds, 605 Third Avenue, 43rd Floor, New York, NY 10158, or at such other place as the parties may agree.
3.2    Portfolio securities that are held other than in book-entry form in the name of Brown Brothers Harriman & Co. (the “Target Fund Custodian”) as record holder for the Target Fund shall be presented by the Target Fund to Brown Brothers Harriman & Co. (the “Acquiring Fund Custodian”) for examination no later than three (3) business days preceding the Closing Date. Such portfolio securities shall be delivered by the Target Fund to the Acquiring Fund Custodian for the account of the Acquiring Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Target Fund Custodian in book-entry form on behalf of the Target Fund shall be delivered by the Target Fund Custodian to the Acquiring Fund Custodian and by the Acquiring Fund Custodian recording the beneficial ownership thereof by the Acquiring Fund on the Acquiring Fund Custodian’s records. Any cash shall be delivered by the Target Fund Custodian transmitting immediately available funds by wire transfer to the Acquiring Fund Custodian the cash balances maintained by the Target Fund Custodian and the Acquiring Fund Custodian crediting such amount to the account of the Acquiring Fund.
3.3    The Acquiring Fund Custodian shall deliver within one business day after the Closing a certificate of an authorized officer stating that: (a) the Acquired Assets have been delivered in proper form to the Acquiring Fund on the Closing Date, and (b) all necessary transfer taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made in conjunction with the delivery of portfolio securities as part of the Acquired Assets.
3.4    If on the Closing Date (a) the New York Stock Exchange is closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere is disrupted so that accurate appraisal of the NAV of the Acquiring Fund Shares or the Target Fund pursuant to Paragraph 2.1 is impracticable (in the judgment of the Board with respect to the Acquiring Fund and the Target Fund), the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored or such later date as may be mutually agreed in writing by an authorized officer of each party.
3.5    The Target Fund shall deliver at the Closing a list of the names and addresses of the Target Fund Shareholders and the number and percentage ownership of outstanding Target Fund Shares owned by each Target Fund Shareholder as of the Valuation Time, certified by the President or Vice President or a Secretary or Assistant Secretary of the Trust and its Treasurer, Secretary or other authorized officer (the “Shareholder List”) as being an accurate record of the information (a) provided by the Target Fund Shareholders, (b) provided by the Target Fund Custodian, or (c) derived from the Trust’s records by such officers or one of the Trust’s service providers. The Acquiring Fund shall issue and deliver to the Target Fund a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date, or provide evidence satisfactory to the Target Fund that such Acquiring Fund Shares have been credited to the Target Fund’s account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.
3.6    As approved by the Board, immediately prior to the Reorganization, or at such other time as otherwise may be directed by the officers of the Acquiring Fund, the Acquiring Fund shall change its investment objective, principal investment strategy, and principal investment policies to be identical to the investment objective, principal investment strategy, and principal investment policies of the Target Fund. Additionally, immediately prior to the Reorganization, or at such other time as otherwise may be directed by the officers of the Acquiring Fund, the Acquiring Fund shall change its name from the “Global X FTSE Nordic Region ETF” to the “Global X MSCI Norway ETF.”
4.    REPRESENTATIONS AND WARRANTIES
4.1    The Trust, on behalf of the Target Fund, represents, warrants and covenants to the Acquiring Fund as follows:
(a)    The Target Fund is a series of the Trust. The Trust is a statutory trust validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to perform its obligations under this Agreement. The Target Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Target Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;
(b)    The Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;
(c)    The Trust is not in violation of, and the execution and delivery of this Agreement and the performance of its obligations under this Agreement on behalf of the Target Fund will not result in a material violation of, any provision of the Declaration or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking with respect to the Target Fund to which the Trust, on behalf of the Target Fund, is a party or by which the Target Fund or any of its assets are bound;
(d)    No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Target Fund or any of the Target Fund’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of the Target Fund’s business. The Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially adversely affects the Target Fund’s business or its ability to consummate the transactions contemplated herein or would be binding upon the Acquiring Fund as the successor to the Target Fund;
(e)    All material contracts or other commitments of the Target Fund (other than this Agreement or agreements for the purchase and sale of securities entered into in the ordinary course of business and consistent with its obligations under this Agreement) will terminate at or prior to the Closing Date and no such termination will result in liability to the Target Fund (or the Acquiring Fund);
(f)    The Statement of Assets and Liabilities of the Target Fund, and the related Statements of Operations and Changes in Net Assets, as of and for the fiscal year ended October 31, 2020, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and are in accordance with generally accepted accounting principles (“GAAP”) consistently applied and fairly reflect, in all material respects, the financial condition of the Target Fund as of such date and the results of its operations for the period then ended, and all known liabilities, whether actual or contingent, of the Target Fund as of the date thereof are disclosed therein. The Statement of Assets and Liabilities will be in accordance with GAAP consistently applied and will fairly reflect, in all material respects, the financial condition of the Target Fund as of such date and the results of its operations for the period then ended. Except for the Assumed Liabilities, the Target Fund will not have any known or contingent liabilities on the Closing Date. No significant deficiency, material weakness, fraud, significant change or other factor that could significantly affect the internal controls of the Target Fund has been disclosed or is required to be disclosed in the Target Fund’s reports on Form N-CSR to enable the chief executive officer and chief financial officer or other officers of the Trust to make the certifications required by the Sarbanes-Oxley Act of 2002, and no deficiency, weakness, fraud, change, event or other factor exists with respect to the Target Fund that will be required to be disclosed in the Acquiring Fund’s Form N-CSR after the Closing Date;
(g)    Since the most recent fiscal year end, except as specifically disclosed in the Target Fund’s prospectus or its statement of additional information as in effect on the date of this Agreement, or its semi-annual report for the six-month period ended April 30, 2021, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities, business or prospects, or any incurrence by the Target Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (g) (but not for any other purpose of this Agreement), a decline in NAV per Target Fund Share arising out of its normal investment operations or a decline in market values of securities in the Target Fund’s portfolio, a decline in net assets of the Target Fund as a result of redemptions or the discharge of Target Fund liabilities shall not constitute a material adverse change;
(h)    The Target Fund is a separate series of the Trust treated as a separate corporation from each other series of the Trust under Section 851(g) of the Code. For each taxable year of its existence, including the taxable year ending on the Closing Date, the Trust has had in effect an election to be treated as a “regulated investment company” under Subchapter M of the Code, has satisfied or will satisfy all of the requirements of Subchapter M of the Code for treatment as a regulated investment company, and has been or will be eligible to compute its federal income tax under Section 852 of the Code. The Target Fund has paid or made provision for the payment of any tax liability under Sections 852 or 4982 of the Code for any period ended on or before the Closing Date. The Target Fund has no earnings or profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply to it;
(i)    On the Closing Date, all federal and other material Tax Returns (as hereinafter defined) of the Target Fund required by law to have been filed by such date (taking into account any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as hereinafter defined) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Target Fund’s knowledge, no such Tax Returns are currently under audit and no such audit has been threatened by any federal, state, local or foreign Tax authority; no assessment has been asserted or proposed with respect to such Tax Returns; there are no levies, liens or other encumbrances on the Target Fund or its assets resulting from the non-payment of any Taxes (other than for Taxes not yet due and payable); no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending (in each case other than waivers as a result of extensions of time to file Tax Returns); and adequate provision has been made in the financial statements of the Target Fund (including its predecessor fund, if any) for all Taxes in respect of all periods ended on or before the date of such financial statements. The Target Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of distributions on and redemptions of its shares of beneficial interest and to withholding in respect of distributions to shareholders, and is not liable for any material penalties that could be imposed thereunder. As used in this Agreement, “Tax” or “Taxes” means any tax or other like assessment or charge (including, but not limited to, excise tax and withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (whether domestic, foreign, federal, state or local) responsible for the imposition of any such tax. “Tax Return” means reports, returns, information returns, dividend reporting forms, elections, agreements, declarations, or other documents or reports of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed or furnished or required to be furnished with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto);
(j)    The Trust, on behalf of the Target Fund, will distribute to the Target Fund Shareholders, in a distribution or distributions qualifying for the deduction for dividends paid under Section 561 of the Code, all of the Target Fund’s investment company taxable income (as defined in Section 852(b)(2) of the Code determined without regard to Section 852(b)(2)(D) of the Code) for its taxable year ending on the Closing Date, all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ending on the Closing Date, and all of its net capital gain (as such term is used in Sections 852(b)(3)(A) and (C) of the Code), after reduction by any available capital loss carryforward, for its taxable year ending on the Closing Date;
(k)    In order to (i) ensure continued qualification of the Target Fund for treatment as a “regulated investment company” for tax purposes and (ii) eliminate any tax liability of the Target Fund arising by reason of undistributed investment company taxable income or net capital gain, the Target Fund will declare, on or prior to the Valuation Time on the Closing Date, to the shareholders of the Target Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (i) substantially all of its investment company taxable income (determined without regard to any deductions for dividends paid) and substantially all of its net capital gains (after reduction for any capital loss carryover), if any, for the period from the close of its last fiscal year to the Closing Date; (ii) all of its investment company taxable income and net capital gains for its taxable year ended prior to the Closing Date to the extent not otherwise already distributed; and (iii) at least 90 percent of the excess, if any, of the Target Fund’s interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ended prior to the Closing Date and at least 90 percent of such net tax-exempt income for the period from the close of its last fiscal year to the Closing Date;

(l)    All issued and outstanding Target Fund Shares are, and at the Closing Date will be, legally issued and outstanding, fully paid and nonassessable by the Target Fund. All of the issued and outstanding Target Fund Shares will, at the time of Closing, be held of record by the persons and in the amounts set forth in the Shareholder List submitted to the Acquiring Fund pursuant to Paragraph 3.5 hereof. The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Target Fund Shares, nor is there outstanding any security convertible into any Target Fund Shares;
(m)    At the Closing Date, the Target Fund will have good and marketable title to the Acquired Assets, and full right, power and authority to sell, assign, transfer and deliver the Acquired Assets to the Acquiring Fund, and, upon delivery and payment for the Acquired Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, except such restrictions as might arise under the Securities Act;
(n)    The Trust has the trust power and authority, on behalf of the Target Fund, to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Board, and, assuming due authorization, execution and delivery by the Trust, on behalf of the Acquiring Fund, this Agreement will constitute a valid and binding obligation of the Trust, on behalf of the Target Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;
(o)    The information to be furnished by the Trust, on behalf of the Target Fund, to the Acquiring Fund for use in applications for orders, registration statements and other documents which may be necessary in connection with the transactions contemplated hereby and any information necessary to compute the total return of the Target Fund shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto or the requirements of any form for which its use is intended, and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading;
(p)    No consent, approval, authorization or order of or filing with any court or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated by this Agreement by the Trust or the Target Fund, except such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Company Act and the rules and regulations of the Commission thereunder, state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Hart-Scott-Rodino Act”);
(q)    The provisions of the Declaration, the By-Laws and Delaware law do not require the shareholders of the Target Fund to approve this Agreement or the transactions contemplated herein in order for the Trust or the Target Fund to consummate the transactions contemplated herein;
(r)    All of the issued and outstanding Target Fund Shares have been offered for sale and sold in compliance in all material respects with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquiring Fund;
(s)    The current prospectus and statement of additional information of the Target Fund and any amendments or supplements thereto did not as of their dates or the dates of their distribution to the public contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which such statements were made, not materially misleading;
(t)    The Target Fund currently complies in all material respects with the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Exchange Act, state “Blue Sky” laws and all other applicable federal and state laws or regulations. The Target Fund currently complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Trust with respect to the Target Fund. All advertising and sales material currently used by the Target Fund complies in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the rules and regulations of the Commission promulgated thereunder, and, to the extent applicable, the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) and any applicable state regulatory authority. All registration statements, prospectuses, reports, proxy materials or other filings required to be made or filed with the Commission, FINRA or any state securities authorities used by the Target Fund during the three (3) years prior to the date of this Agreement have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials and other filings under the Securities Act, the Exchange Act and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;
(u)    Neither the Target Fund nor, to the knowledge of the Target Fund, any “affiliated person” of the Target Fund has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Target Fund, has any affiliated person of the Target Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act;
(v)    The tax representation certificate to be delivered by the Trust on behalf of the Target Fund, to Stradley Ronon Stevens & Young, LLP at the Closing pursuant to Paragraph 7.4 (the “Target Fund Tax Representation Certificate”) will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;
(w)    The Target Fund has not changed its taxable year end within the most recent 60-month period ending on the last day of the month immediately preceding the Closing Date of the Reorganization, and it does not intend to change its taxable year end prior to the Closing Date;
(x)    The Target Fund (including the Acquiring Fund as its successor) will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date (including as a result of the transactions contemplated in this Agreement); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date; and
(y)    The Target Fund has no actual or potential material liability for any Tax obligation of any taxpayer other than itself. The Target Fund (including its predecessor fund, if any) is not currently and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Target Fund is not a party to any Tax allocation, sharing, or indemnification agreement (other than agreements the primary purpose of which do not relate to Taxes).

4.2    The Trust, on behalf of the Acquiring Fund, represents, warrants and covenants to the Target Fund, as follows:
(a)    The Acquiring Fund is a series of the Trust. The Trust is a statutory trust validly existing and in good standing under the laws of the State of Delaware. The Trust has the power to own all of its properties and assets and to perform its obligations under this Agreement. The Acquiring Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;
(b)    The Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;
(c)    The current prospectus and statement of additional information of the Acquiring Fund and any amendment or supplement thereto, conform or conformed at the time of their distribution to the public in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission promulgated thereunder and do not or did not at the time of their distribution to the public include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
(d)    The Trust’s registration statement on Form N-1A with respect to the Acquiring Fund that will be in effect on the Closing Date, and the prospectus and statement of additional information of the Acquiring Fund included therein, will conform in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder, and did not as of the effective date thereof and will not as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;
(e)    The Trust is not in violation of, and the execution and delivery of this Agreement and performance of its obligations under this Agreement on behalf of the Acquiring Fund will not result in a material violation of, any provisions of the Declaration or By-Laws of the Trust or any material agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquiring Fund to which the Trust, on behalf of the Acquiring Fund, is a party or by which the Acquiring Fund or any of its assets is bound;
(f)    No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquiring Fund or any of the Acquiring Fund’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of the Acquiring Fund’s business. Neither the Trust nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially adversely affects the Acquiring Fund’s business or its ability to consummate the transactions contemplated herein;
(g)    The Statement of Assets and Liabilities of the Acquiring Fund, and the related Statements of Operations and Changes in Net Assets, as of and for the fiscal year ended October 31, 2020 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and are in accordance with GAAP consistently applied and fairly reflect, in all material respects, the financial condition of the Acquiring Fund as of such date and the results of its operations for the period then ended, and all known liabilities, whether actual or contingent, of the Acquiring Fund as of the date thereof are disclosed therein;

(h)    Since the most recent fiscal year end, except as specifically disclosed in the Acquiring Fund’s prospectus or its statement of additional information as in effect on the date of this Agreement, or its semi-annual report for the period ended April 30, 2021 there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities, business or prospects, or any incurrence by the Acquiring Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (h) (but not for any other purpose of this Agreement), a decline in NAV per Acquiring Fund Share arising out of its normal investment operations or a decline in market values of securities in the Acquiring Fund’s portfolio, a decline in net assets of the Acquiring Fund as a result of redemptions or the discharge of Acquiring Fund liabilities shall not constitute a material adverse change;
(i)    The Acquiring Fund is a separate series of the Trust treated as a separate corporation from each other series of the Trust under Section 851(g) of the Code. For each taxable year of its existence, the Acquiring Fund has had in effect an election to be treated as a “regulated investment company” under Subchapter M of the Code, has satisfied all of the requirements of Subchapter M of the Code for treatment as a regulated investment company, and has been eligible to compute its federal income tax under Section 852 of the Code. The Acquiring Fund expects to satisfy such requirements and be so eligible for its taxable year that includes the Closing Date. The Acquiring Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;
(j)     On the Closing Date, all material Tax Returns of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Acquiring Fund’s knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Acquiring Fund or its assets resulting from the non-payment of any Taxes; and no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the financial statements of the Acquiring Fund (including its predecessor fund, if any) for all Taxes in respect of all periods ended on or before the date of such financial statements;
(k)    The authorized capital of the Acquiring Fund consists of an unlimited number of shares of beneficial interest, no par value per share. As of the Closing Date, the Acquiring Fund will be authorized to issue an unlimited number of shares of beneficial interest, no par value per share. The Acquiring Fund Shares to be issued and delivered to the Target Fund for the account of the Target Fund Shareholders pursuant to the terms of this Agreement will have been duly authorized on the Closing Date and, when so issued and delivered, will be legally issued and outstanding, fully paid and non-assessable. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;
(l)    All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, legally issued, fully paid and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with all applicable federal and state securities laws;
(m)    The Trust has the trust power and authority, on behalf of the Acquiring Fund, to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Board, and, assuming due authorization, execution and delivery by the Trust, on behalf of the Target Fund, this Agreement will constitute a valid and binding obligation of the Trust, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(n)    The information to be furnished in writing by the Trust, on behalf of the Acquiring Fund, for use in applications for orders, registration statements and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto or the requirements of any form for which its use is intended, and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading;
(o)    No consent, approval, authorization or order of or filing with any court or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated by this Agreement by the Trust or the Acquiring Fund, except such as may be required under the Securities Act, the Exchange Act, the Investment Company Act and the rules and regulations of the Commission thereunder, state securities laws and the Hart-Scott-Rodino Act;
(p)    The Acquiring Fund currently complies in all material respects with, the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Exchange Act, state “Blue Sky” laws and all other applicable federal and state laws or regulations. The Acquiring Fund currently complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Trust with respect to the Acquiring Fund. All advertising and sales material currently used by the Acquiring Fund complies in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the rules and regulations of the Commission, and, to the extent applicable, the Conduct Rules of FINRA and any applicable state regulatory authority. All registration statements, prospectuses, reports, proxy materials or other filings required to be made or filed with the Commission, FINRA or any state securities authorities used by the Acquiring Fund during the three (3) years prior to the date of this Agreement have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials and other filings under the Securities Act, the Exchange Act and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;
(q)    Neither the Acquiring Fund nor, to the knowledge of the Acquiring Fund, any “affiliated person” of the Acquiring Fund has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Acquiring Fund, has any affiliated person of the Acquiring Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act; and
(r)    The tax representation certificate to be delivered by the Trust, on behalf of the Acquiring Fund, to Stradley Ronon Stevens & Young, LLP at the Closing pursuant to Paragraph 6.3 (the “Acquiring Fund Tax Representation Certificate”) will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.
5.    COVENANTS OF THE FUNDS
The Target Fund and the Acquiring Fund, respectively, hereby further covenant as follows:

5.1    The Target Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired by the Target Fund for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement;

5.2    The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requires concerning the beneficial ownership of the Target Fund Shares.
5.3    Subject to the provisions of this Agreement, each Fund will take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement;
5.4    The Target Fund shall furnish to the Acquiring Fund on the Closing Date a statement of assets and liabilities of the Target Fund (“Statement of Assets and Liabilities”) as of the Closing Date setting forth the NAV (as computed pursuant to Paragraph 2.1) of the Target Fund as of the Valuation Time, which statement shall be prepared in accordance with GAAP consistently applied and certified by the Trust’s Treasurer or Assistant Treasurer. As promptly as practicable, but in any case within 30 days after the Closing Date, the Trust, on behalf of the Target Fund, shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement, which statement will be certified by the Treasurer of the Trust, of (i) the earnings and profits of the Target Fund for federal income tax purposes, (ii) any capital loss carryovers and other items that will be carried over to the Acquiring Fund under the Code, (iii) the respective tax basis and holding period of all investments to be transferred by the Target Fund to the Acquiring Fund, and (iv) a copy (which may be in electronic form) of the shareholder ledger including, the name and address of each shareholder of record, the number of shares of beneficial interest held by each shareholder of record, and any notices or records on file with the Target Fund with respect to each shareholder, for all of the shareholders of record of the Target Fund as of the close of business on the Closing Date, who are to become holders of the Acquiring Fund as a result of the transfer of Assets.
5.5    Neither Fund shall take any action that is inconsistent with the representations set forth herein or, with respect to the Target Fund or Trust, in the Target Fund Tax Representation Certificate and, with respect to the Acquiring Fund or Trust, in the Acquiring Fund Tax Representation Certificate. Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, the parties hereto shall treat and report the transactions contemplated hereby as a reorganization within the meaning of Section 368(a) of the Code and shall not take any position inconsistent with such treatment.
5.6    The Trust, on behalf of the Target Fund, shall deliver to the Acquiring Fund copies of: (1) the federal, state and local income Tax Returns filed by or on behalf of the Target Fund (including its predecessor fund, if any) for the prior three (3) taxable years; and (2) any of the following that have been issued to or for the benefit of or that otherwise affect the Target Fund and which have continuing relevance: (a) rulings, determinations, holdings or opinions issued by any federal, state, local or foreign tax authority and (b) legal or Tax opinions.
6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND
The obligations of the Target Fund to complete the transactions provided for herein shall be, at its election, subject to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions, unless waived by the Target Fund in writing:
6.1    All representations and warranties by the Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
6.2    The Trust shall have delivered on the Closing Date a certificate, on behalf of the Acquiring Fund, executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Trust, on behalf of the Target Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the

Trust made in this Agreement on behalf of the Acquiring Fund are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, that each of the conditions to Closing in this Article 6 has been met, and as to such other matters as the Trust, on behalf of the Target Fund, shall reasonably request;
6.3    The Trust, on its own behalf and on behalf of the Acquiring Fund, shall have delivered to Stradley Ronon Stevens & Young, LLP an Acquiring Fund Tax Representation Certificate, satisfactory to Stradley Ronon Stevens & Young, LLP, in a form acceptable to the Trust, concerning certain tax-related matters; and
6.4    With respect to the Acquiring Fund, the Board shall have determined that the Reorganization is in the best interests of the Acquiring Fund and, based upon such determination, shall have approved this Agreement and the transactions contemplated hereby.
7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
The obligations of the Acquiring Fund to complete the transactions provided for herein shall be, at its election, subject to the performance by the Target Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions, unless waived by the Acquiring Fund in writing:
7.1    All representations and warranties of the Trust, on behalf of the Target Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
7.2    The Trust shall have delivered to the Acquiring Fund the Statement of Assets and Liabilities of the Target Fund pursuant to Paragraph 5.4, together with a list of its portfolio securities showing the federal income tax bases and holding periods of such securities, as of the Closing Date, certified by the Trust’s Treasurer or Assistant Treasurer;
7.3    The Trust shall have delivered to the Trust, on behalf of the Acquiring Fund, on the Closing Date a certificate of the Trust, on behalf of the Target Fund, executed in its name by its President or Vice President and a Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Trust, on behalf of the Acquiring Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the Trust made in this Agreement on behalf of the Target Fund are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, that each of the conditions to Closing in this Article 7 has been met, and as to such other matters as the Trust, on behalf of the Acquiring Fund, shall reasonably request;
7.4    The Trust, on its own behalf and on behalf of the Target Fund, shall have delivered to Stradley Ronon Stevens & Young, LLP an Target Fund Tax Representation Certificate, satisfactory to Stradley Ronon Stevens & Young, LLP, in a form acceptable to the Trust, concerning certain tax-related matters; and
7.5    With respect to the Target Fund, the Board shall have determined that the Reorganization is in the best interests of the Target Fund and, based upon such determination, shall have approved this Agreement and the transactions contemplated hereby.

8.    FURTHER CONDITIONS PRECEDENT
If any of the conditions set forth below does not exist on or before the Closing Date with respect to either party hereto, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
8.1    On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
8.2    All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by either party hereto to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either party hereto, provided that either party may waive any such conditions for itself;
8.3    The registration statement on Form N-14 filed in connection with this Agreement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement shall have been issued and, to the knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act;
8.4    The parties shall have received an opinion of Stradley Ronon Stevens & Young, LLP, satisfactory to the Trust and subject to customary assumptions and qualifications, substantially to the effect that, based upon certain facts, assumptions and representations, and upon certifications contained in the Acquiring Fund Tax Representation Certificate and the Target Fund Tax Representation Certificate, for federal income tax purposes (i) the acquisition by the Acquiring Fund of substantially all of the assets of the Target Fund, as provided for in this Agreement, in exchange for Acquiring Fund shares and cash in lieu of fractional shares, if any, and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund shares and cash in lieu of fractional shares, if any, in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Target Fund upon the transfer of substantially all of its assets to, and assumption of its liabilities by, the Acquiring Fund in exchange solely for Acquiring Fund shares pursuant to Section 361(a) and Section 357(a) of the Code; (iii) no gain or loss will be recognized by the Acquiring Fund upon the receipt by it of substantially all of the assets of the Target Fund in exchange solely for the assumption of the liabilities of the Target Fund and issuance of the Acquiring Fund shares pursuant to Section 1032(a) of the Code; (iv) no gain or loss will be recognized by the Target Fund upon the distribution of the Acquiring Fund shares by the Target Fund to its shareholders in complete liquidation (in pursuance of this Agreement) pursuant to Section 361(c)(1) of the Code; (v) the tax basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Target Fund immediately prior to the transfer pursuant to Section 362(b) of the Code; (vi) the holding periods of the assets of the Target Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Target Fund pursuant to Section 1223(2) of the Code; (vii) no gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of all of their Target Fund shares, except with respect to cash in lieu of fractional shares, if any, for the Acquiring Fund shares pursuant to Section 354(a) of the Code; (viii) the aggregate tax basis of the Acquiring Fund shares to be received by each shareholder of the Target Fund will be the same as the aggregate tax basis of Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code; (ix) the holding period of Acquiring Fund shares received by a shareholder of the Target Fund will include the holding period of the Target Fund shares exchanged therefor, provided that the shareholder held Target Fund shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code; (x) for purposes of

Section 381 of the Code, the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the Treasury Regulations, the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder. Notwithstanding anything in this Agreement to the contrary, neither the Target Fund nor the Acquiring Fund may waive the condition set forth in this Paragraph 8.4; and
8.5    The Trust, on behalf of the Target Fund, shall have distributed to the Target Fund Shareholders, in a distribution or distributions qualifying for the deduction for dividends paid under Section 561 of the Code, all of the Target Fund’s investment company taxable income (as defined in Section 852(b)(2) of the Code determined without regard to Section 852(b)(2)(D) of the Code) for its taxable year ending on the Closing Date, all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ending on the Closing Date, and all of its net capital gain (as such term is used in Sections 852(b)(3)(A) and (C) of the Code), after reduction by any available capital loss carryforward, for its taxable year ending on the Closing Date.
9.    BROKERAGE FEES AND EXPENSES
9.1    Each party hereto represents and warrants to the other party hereto that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
9.2    The parties have been informed by the Adviser that it will pay all of the expenses incurred in connection with the Reorganization (including, but not limited to, the preparation of the registration statement on Form N-14). Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a tax-free reorganization.
10    ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
10.1    The Trust acknowledges that neither party has made any representation, warranty or covenant not set forth herein or referred to in Paragraphs 4.1 or 4.2 hereof and that this Agreement constitutes the entire agreement between the parties.
10.2    The covenants to be performed after the Closing by the Trust shall survive the Closing. The representations and warranties and all other covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.
11.    TERMINATION
11.1    This Agreement may be terminated by the Trust. In addition, either party may at its option terminate this Agreement at or prior to the Closing Date:
(a)    by resolution of the Board if circumstances should develop that, in the good faith opinion of the Board, make proceeding with the Agreement not in the best interests of the Acquiring Fund’s shareholders; or
(b)    by resolution of the Board if circumstances should develop that, in the good faith opinion of the Board, make proceeding with the Agreement not in the best interests of the Target Fund’s shareholders.

11.2    In the event of any such termination, there shall be no liability for damages on the part of the Trust, the Acquiring Fund, or the Target Fund, or the trustees or officers of the Trust, but, subject to Paragraph 9.2, each party shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement.
12.    AMENDMENTS
This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Trust; provided that nothing contained in this Section 12 shall be construed to prohibit the parties from amending this Agreement to change the Closing Date.
13.    NOTICES
Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Trust at 605 Third Avenue, 43rd Floor, New York, NY 10158.
14.    HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT
14.1    The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.2    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
14.3    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to conflict of laws principles; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.
14.4    This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the prior written consent of the other party hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President by its Secretary or Assistant Secretary.

GLOBAL X FUNDS, on behalf of its series, Global X FTSE Nordic Region ETF
By: /s/ Luis Berruga Name: Luis Berruga Title: President	Attest By: /s/ Susan Lively Name: Susan Lively Title: General Counsel
GLOBAL X FUNDS, on behalf of its series, Global X MSCI Norway ETF
By: /s/ Luis Berruga Name: Luis Berruga Title: President	Attest By: /s/ Susan Lively Name: Susan Lively Title: General Counsel

Solely for purposes of Paragraph 9.2 of the Agreement: GLOBAL X MANAGEMENT COMPANY LLC
By: /s/ Susan Lively Name: Susan Lively Title: General Counsel